UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2006

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Further results of Alexion’s recently completed Phase III trial of eculizumab in patients suffering from paroxysmal nocturnal hemoglobinuria (“PNH”) will be presented on June 17 at the 11th Congress of the European Hematolgy Association (the “EHA”) in Amsterdam, The Netherlands. Earlier this year Alexion reported that all pre-specified primary and secondary endpoints in this trial had been achieved with statistical significance. The EHA has advised Alexion that the associated Abstract will be available on its website beginning May 31, 2006. The Abstract is titled “Safety and Efficacy of the Terminal Complement Inhibitor Eculizumab in a Phase III Trial in Patients with Paroxysmal Nocturnal Hemoglobinuria”

EHA has advised Alexion that the Abstract may be viewed by going to www.ehaweb.org; then clicking on the link to the “11th Congress” (left side of page); then clicking on the link to “Accepted Abstracts” (left side of page); then clicking on the link to “Presidential Symposium: 6 best abstracts” (top of page); then clicking on the link to the Abstract (bottom of the page). EHA has advised Alexion that after completion of the 11th Congress, all abstracts will be available on its website www.ehaweb.org by clicking on the link to “Previous Congresses”.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: May 31, 2006

By: /s/ Thomas I. H. Dubin

        Name: Thomas I. H. Dubin

        Title: Senior Vice President and General Counsel